Exhibit 23.2

Tel: 905 270-7700 Fax: 905 270-7915 Toll-free: 866 248 6660 www.bdo.ca	BDO Canada LLP 1 City Centre Drive, Suite 1700 Mississauga ON L5B 1M2 Canada

Consent of Independent Registered Public Accounting Firm

Motorcar Parts of America, Inc.
Torrance, California

We hereby consent to the incorporation by reference in this Form S-3 of Motorcar Parts of America, Inc. (the “Company”), our reports dated August 23, 2011, June 30, 2010, except for note 14 which is as of June 1, 2011 and July 10, 2009, except for note 13 which is as of June 1, 2011, relating to the combined financial statements of Fenwick Automotive Products Ltd. and Introcan Inc., included in the Company’s Current Reports on Form 8-K dated September 13, 2011 and Form 8-K/A dated July 22, 2011 for the years ended March 31, 2011, March 31, 2010 and March 31, 2009, respectively.

We also consent to the reference to us under the caption “Experts” in the related Prospectus.

/s/ BDO Canada LLP

Chartered Accountants, Licensed Public Accountants
Mississauga, Canada

September 13, 2011